                                                                     EXHIBIT 4.2

                         REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT, dated as of December 22, 1999 (this "Agreement"), is made by and among Greater Bay Bancorp., a California
       ---------
corporation (the "Company"), and the investors named on the signature pages
                  -------
hereto (the "Initial Investors").
             -----------------

     RECITALS:

     A.  In connection with the Securities Purchase Agreement dated
December 21, 1999 between the Initial Investors and the Company (the "Purchase
                                                                      --------
Agreement"), the Company has agreed, upon the terms and subject to the
---------
conditions of the Purchase Agreement, to issue and sell to the Initial Investors 535,000 shares of the Company's Common Stock (the "Common Shares").
                                                   -------------

     B. In order to induce the Initial Investors to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act and applicable state securities laws with respect to the Common Shares.

     In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investors hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     Capitalized terms used and not otherwise defined herein have the respective meanings given them set forth in the Purchase Agreement. In addition, as used in this Agreement, the following terms have the following meanings:

     1.1  "Common Shares" means the shares of Common Stock sold pursuant
           -------------
to the Purchase Agreement.

     1.2  "Investors" means the Initial Investors and any of their transferees
           ---------
or assignees who agree to become bound by the provisions of this Agreement in accordance with Article IX hereof.

     1.3  "Registrable Securities" means the Common Shares sold pursuant to the
           ----------------------
Purchase Agreement and any shares of capital stock issued or issuable from time to time (with any adjustments) in exchange for or otherwise with respect to the Common Shares.

     1.4  "Registration Period" means the period between the date of this
           -------------------
Agreement and the earlier of (i) the date on which all of the Registrable Securities have been sold and no further Registrable Securities may be issued in the future, (ii) the date on which all the Registrable Securities (in the opinion of the Investors' counsel) may be immediately sold without registration and without limitation as to volume by each holder thereof as to the number of Registrable Securities to be sold, pursuant to Rule 144 or otherwise, or (iii) the second anniversary of the date of this Agreement.

     1.5  "Registration Statement" means a Registration Statement of the Company
           ----------------------
filed under the Securities Act.

     1.6  The terms "register," "registered," and "registration" refer to a
                     --------    ----------        ------------
registration effected by preparing and filing a Registration Statement or statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

     1.7  "Rule 415" means Rule 415 under the Securities Act, or any successor
           --------
Rule providing for offering securities on a continuous basis, and applicable rules and regulations thereunder.

                                  ARTICLE II
                                 REGISTRATION

     2.1  Mandatory Registration.  The Company will use its commercially
          ----------------------
reasonable efforts to file with the SEC a Registration Statement on Form S-3 registering the Registrable Securities and no other securities for resale within 30 business days after the Closing Date of the purchase of the Common Shares under the Purchase Agreement. If Form S-3 is not available at that time, then the Company will file a Registration Statement on such form as is then available to effect a registration of the Registrable Securities, subject to the consent of the Initial Investors, which consent will not be unreasonably withheld.

     2.2  Effectiveness of the Registration Statement.  The Company will use its
          -------------------------------------------
commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable after filing, and in any event no later than the 90th day after the Closing Date (the "Required
                                                              --------
Effective Date").  However, so long as the Company filed the Registration
--------------
Statement within 30 business days after the Closing Date, if the Registration Statement receives SEC review, then the Required Effective Date will be the 120th day after the Closing Date. The Company's commercially reasonable efforts will include, but not be limited to, promptly responding to all comments received from the staff of the SEC. If the Company receives notification from the SEC that the Registration Statement will receive no action or review from the SEC, then the Company will, subject to its rights under Section 3.5, cause the Registration Statement to become effective within five business days after such SEC notification. Once the Registration Statement is declared effective by the SEC, the Company will use its commercially reasonable efforts to cause the Registration Statement to remain effective throughout the Registration Period, subject to the Company's rights under Section 3.5.

     2.2  Piggyback Registrations.
          -----------------------

          (a) If, at any time prior to the expiration of the Registration Period, a Registration Statement is not effective with respect to all of the Registrable Securities and the Company decides to register any of its Common Stock for its own account or for the account of others, then the Company will promptly give the Investors written notice thereof and will use its commercially reasonable efforts to include in such registration all or any part of the Registrable Securities requested by such Investors to be included therein (excluding any Registrable Securities previously included in a Registration Statement). This requirement does not apply to Company registrations on Form S-3, Form S-4 or Form S-8 or their equivalents relating to (i) Common Stock to be issued solely in connection with a dividend reinvestment plan or an acquisition of any entity or business or (ii) Common Stock issuable in connection with stock option or other employee benefit plans. Each Investor must give its request for registration under this paragraph to the Company in writing within 15 days after receipt from the Company of notice of such pending registration. If the registration for which the Company gives notice is a public offering involving an underwriting, the Company will so advise the Investors as part of the above-described written notice. In that event, if the managing underwriter(s) of the public offering impose a limitation on the number of shares of Common Stock that may be included in the Registration Statement because, in such underwriter(s)' judgment, such limitation would be necessary to effect an orderly public distribution, then the Company will be obligated to include only such limited portion, if any, of the Registrable Securities with respect to which such Investors have requested inclusion hereunder. Any exclusion of Registrable Securities will be made pro rata among all holders of the Company's securities seeking to include shares of Common Stock in proportion to the number of shares of Common Stock sought to be included by those holders. However, the Company will not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of securities in such Registration Statement or are not entitled pro rata inclusion with the Registrable Securities. No Investor may participate in any distribution of Common Stock under this Section 2.4 unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements or other plan of distribution approved by the Company in its sole discretion, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements or other plan of distribution, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting, and legal expenses of the underwriter, applicable with respect to its Registrable Securities, in each case to the extent not payable by the Company under the terms of this Agreement.

          (b)  No right to registration of Registrable Securities under this
Section 2.3 limits in any way the registration required under Section 2.1 above. The obligations of the Company under this Section 2.3 expire upon the earlier of
(i) the effectiveness of the Registration Statement filed pursuant to Section
2.1 above, (ii) after the Company has afforded the opportunity for the Investors to exercise registration rights under this Section 2.3 for two registrations (provided, however, that any Investor that has had any Registrable Securities excluded from any Registration Statement in accordance with this Section 2.3 may include in any additional Registration Statement filed by the Company the Registrable Securities so excluded), (iii) when all of the Registrable Securities held by any Investor may be sold by such Investor under Rule 144 without being subject to any volume restrictions, or (iv) the second anniversary of the date of this Agreement.

     2.4  Eligibility to use Form S-3.  The Company represents and warrants that
          ---------------------------
it meets the requirements for the use of Form S-3 for registration of the sale by the Investors of the Registrable Securities. The Company will use its commercially reasonable efforts to file all reports required to be filed by the Company with the SEC in a timely manner so as to preserve its eligibility for the use of Form S-3.

                                  ARTICLE III
                     ADDITIONAL OBLIGATIONS OF THE COMPANY

     3.1  Continued Effectiveness of Registration Statement.  Subject to the
          -------------------------------------------------
Company's rights under Section 3.5, the Company will keep the Registration Statement covering the Registrable Securities effective under Rule 415 at all times during the Registration Period.

     3.2  Accuracy of Registration Statement.  Subject to the Company's rights
          ----------------------------------
under Section 3.5, any Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company covering Registrable Securities will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Subject to the limitations set forth in Section 3.5, the Company will prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to permit sales pursuant to the Registration Statement at all times during the Registration Period, and, during such period, will comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until the termination of the Registration Period, or if earlier, until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

     3.3  Furnishing Documentation.  The Company will furnish to each Investor
          ------------------------
whose Registrable Securities are included in a Registration Statement, and to its legal counsel, (a) promptly after each document is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of any Registration Statement filed pursuant to this Agreement and any amendments thereto, each preliminary prospectus and final prospectus and each amendment or supplement thereto; and, in the case of a Registration Statement filed under
Section 2.1 above, each letter written by or on behalf of the Company to the SEC and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any item thereof which contains information for which the Company has sought confidential treatment); and (b) a number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor. The Company will immediately notify by facsimile each Investor whose Registrable Securities are included in any Registration Statement of the effectiveness of the Registration Statement and any post-effective amendment.

     3.4  Additional Obligations.  The Company will use its commercially
          ----------------------
reasonable efforts to (a) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or blue sky laws of such jurisdictions as each Investor who holds (or has the right to hold) Registrable Securities being offered reasonably requests, (b) prepare and file in those jurisdictions any amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain their effectiveness during the Registration Period, (c) take any other actions necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take any other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions. Notwithstanding the foregoing, the Company is not required, in connection with such obligations, to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4, (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause material expense or burden to the Company, or (v) make any change in its articles of incorporation or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders.

     3.5  Suspension of Registration.
          --------------------------

          (a) The Company will notify (by telephone or electronic mail and also by facsimile or reputable overnight courier) each Investor who holds Registrable Securities being sold pursuant to a Registration Statement of the happening of any event of which the Company has knowledge as a result of which the prospectus included in the Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will make such notification as promptly as practicable after the Company becomes aware of the event (but in no event, without the prior written consent of the Investor, will the Company disclose to any Investor any of the facts or circumstances regarding the event), will promptly (but in no event more than 15 business days) prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and will deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

          (b) Notwithstanding anything to the contrary contained in this Agreement, if in the good faith judgment of the Company resales of Registrable Securities made pursuant to the Registration Statement might require disclosure of material information that (i) might interfere with or affect any financing, acquisition, or other significant transaction being contemplated by the Company, whether or not a final determination has been made to undertake such transaction, or (ii) the Company has a bona fide business purpose for preserving as confidential, and, with respect to each of (i) and (ii) that the Company is not otherwise required by applicable securities laws or regulations to disclose, the Company will have the right to delay the effectiveness of the Registration Statement or suspend the use of the Registration Statement for a period of not more than 30 consecutive days and for no more than 120 days in the aggregate during any twelve month period; provided, however, such 30 day period may upon notice to the Investors be extended for up to an additional 30 days if such additional time is reasonably necessary to complete financial statements or reports or other disclosure materials reasonably necessary to be disclosed in the Registration Statement.

          (c) Subject to the Company's rights under this Section 3, the Company will use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, if such an order is issued, will use its commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time and to notify each Investor that holds Registrable Securities being sold of the issuance of such order and the resolution thereof.

          (d) If the use of the Registration Statement is suspended by the Company, the Company will promptly give notice of the suspension to all Investors whose securities are covered by the Registration Statement, and will promptly notify each such Investor as soon as the use of the Registration Statement may be resumed.

     3.6  Review by the Investors.  The Company will permit a single firm of
          -----------------------
legal counsel, designated by the Investors who hold a majority in interest of the Registrable Securities being sold pursuant to a Registration Statement, to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and will not file any document in a form to which such counsel reasonably objects, unless otherwise required by law in the opinion of the Company's counsel. The sections of any such Registration Statement including information with respect to the Investors, the Investors' beneficial ownership of securities of the Company or the Investors' intended method of disposition of Registrable Securities must conform to the information provided to the Company by each of the Investors.

     3.7  Information.  The Company will make generally available to its
          -----------
security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in a form complying with the provisions of Rule 158 under the Securities Act) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

     3.8  Due Diligence; Confidentiality.
          ------------------------------

          (a) The Company will make available for inspection by any Investor whose Registrable Securities are being sold pursuant to a Registration Statement and one firm of attorneys retained by the Investors (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate
 -----------
documents and properties of the Company (collectively, the "Records"), as each
                                                            -------
Inspector reasonably deems necessary to enable the Inspector to exercise its due diligence responsibility. The Company will cause its officers, directors and employees to supply all information that any Inspector may reasonably request for purposes of performing such due diligence.

          (b) Each Inspector will hold in confidence, and will not make any disclosure (except to an Investor) of, any Records or other information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company is not required to disclose any confidential information in the Records to any Inspector unless and until such Inspector has entered into a confidentiality agreement (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3.8. Each Investor will, upon learning that disclosure of Records containing confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein will be deemed to limit the Investor's ability to sell Registrable Securities in a manner that is otherwise consistent with applicable laws and regulations.

          (c) The Company will hold in confidence, and will not make any disclosure of, information concerning an Investor provided to the Company under this Agreement unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, or (v) such Investor consents to the form and content of any such disclosure. If the Company learns that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, the Company will give prompt notice to such Investor prior to making such disclosure and allow such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

     3.9  Listing.  The Company will use its commercially reasonable efforts (i)
          -------
to cause all of the Registrable Securities covered by each Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to the extent the securities of the same class or series are not then listed on a national securities exchange, to secure the designation and quotation of all of the Registrable Securities covered by each Registration Statement on Nasdaq and, without limiting the generality of the foregoing, arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Registrable Securities.

     3.10 Transfer Agent; Registrar.  The Company will provide a transfer agent
          -------------------------
and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

     3.11 Share Certificates.  The Company will cooperate with the Investors who
          ------------------
hold Registrable Securities being sold to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to a Registration Statement and will enable such certificates to be in such denominations or amounts as the case may be, and registered in such names as the Investors may reasonably request, all in accordance with Article V of the Purchase Agreement.

     3.12 Plan of Distribution.  At the request of the Investors holding a
          --------------------
majority in interest of the Registrable Securities registered pursuant to a Registration Statement, the Company will promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement, and the prospectus used in connection with the Registration Statement, as may be necessary in order to change the plan of distribution set forth in such Registration Statement. Notwithstanding the foregoing, each Investor agrees that the Investors may not change the plan of distribution to involve an underwritten offering.

     3.13 Securities Laws Compliance.  The Company will comply with all
          --------------------------
applicable laws related to any Registration Statement relating to the sale of Registrable Securities and to offering and sale of securities and with all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC).

     3.14 Further Assurances.  Subject to the limitations set forth in the last
          ------------------
sentence of Section 3.12, the Company will take all other reasonable actions as any Investor may reasonably request to expedite and facilitate disposition by such Investor of the Registrable Securities pursuant to the Registration Statement.

     3.15 No Additional Selling Shareholders. The Company will not, and will not
          ----------------------------------
agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under Section 2.1 hereof, or any amendment or supplement thereto under Section 3.2 hereof, without the consent of the holders of a majority in interest of the Registrable Securities.


                                  ARTICLE IV
                         OBLIGATIONS OF THE INVESTORS

     4.1  Investor Information.  As a condition to the obligations of the
          --------------------
Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of each Investor, such Investor will furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as is reasonably required by the Company to effect the registration of the Registrable Securities. At least five (5) business days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Investor of the information the Company requires from that Investor if the Investor elects to have any of its Registrable Securities included in the Registration Statement. If, within three business days prior to the filing date, the Company has not received the requested information from an Investor, then the Company may file the Registration Statement without including Registrable Securities of that Investor.

     4.2  Further Assurances.  Each Investor will cooperate with the Company, as
          ------------------
reasonably requested by the Company, in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

     4.3  Suspension of Transactions.  Upon receipt of any notice from the
          --------------------------
Company of the happening of any event of the kind described in Section 3.5, each Investor agrees that it (a) will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities (b) will not disclose to any other person that its use of the Registration Statement has been suspended and (c) will not, either directly or indirectly, engage in any transaction involving any of the securities of the Company, until with respect to each of (a), (b) and (c), it receives copies of the supplemented or amended prospectus contemplated by Section 3.5 or is otherwise notified by the Company that the use of the Registration Statement may be resumed. If so directed by the Company, each Investor will deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

                                   ARTICLE V
                           EXPENSES OF REGISTRATION

     The Company will bear all reasonable expenses, other than underwriting discounts and commissions, and transfer taxes, if any, incurred in connection with registrations, filings or qualifications pursuant to Article II of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one firm of legal counsel selected by the Initial Investors pursuant to Section 3.6 hereof.

                                  ARTICLE VI
                                INDEMNIFICATION

     In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

     6.1 To the extent permitted by law, the Company will indemnify and hold harmless each Investor that holds such Registrable Securities, any directors or officers of such Investor and any person who controls such Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified
                                                             -----------
Person") against any losses, claims, damages, expenses or liabilities (joint or
------
several) (collectively, and together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened in respect thereof, "Claims") to which any of them become subject under the
                     ------
Act, the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon any of the following statements, omissions or violations in a Registration Statement filed pursuant to this Agreement, any post-effective amendment thereof or any prospectus included therein: (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in the prospectus (as it may be amended or supplemented) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law, including without limitation any state securities law or any rule or regulation thereunder (the matters in the foregoing clauses (a) through (c) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6.3 with
 ----------
respect to the number of legal counsel, the Company will reimburse the Investors and each such other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1 (i) does not apply to a Claim arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, (ii) does not apply to amounts paid in settlement of any Claim if such settlement is made without the prior written consent of the Company, which consent will not be unreasonably withheld, and (iii) with respect to any prospectus, does not apply and shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis and the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3.3 hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. This indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons and will survive the transfer of the Registrable Securities by the Investors under
Article IX of this Agreement.

     6.2 In connection with any Registration Statement in which an Investor is participating, each such Investor will indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6.1 above, the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and any other Shareholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such Shareholder within the meaning of the Securities Act or the Exchange Act (each an "Indemnified Person") against any Claim to
                                  -------------------
which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement. Subject to the restrictions set forth in Section 6.3, such Investor will promptly reimburse any legal or other expenses (promptly as such expenses are incurred and due and payable) reasonably incurred by them in connection with investigating or defending any such Claim. However, the indemnity agreement contained in this Section 6.2 does not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent will not be unreasonably withheld, and no Investor will be liable under this Agreement (including this Section 6.2 and Article VII) for the amount of any Claim that exceeds the net proceeds actually received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. This indemnity will remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and will survive the transfer of the Registrable Securities by the Investors under Article IX of this Agreement. Notwithstanding anything to the contrary contained herein, the Indemnification Agreement contained in this Section 6.2 with respect to any prospectus does not apply to and shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact by the Investor contained in the prospectus was corrected on a timely basis and the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus.

     6.3 Promptly after receipt by an Indemnified Person under this Article VI of notice of the commencement of any action (including any governmental action), such Indemnified Person will, if a Claim in respect thereof is to be made against any indemnifying party under this Article VI, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party may participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly given notice, assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties and the Indemnified Person. In that case, the indemnifying party will diligently pursue such defense. If, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Person and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action including the Indemnified Person, and any such Indemnified Person reasonably determines that there may be legal defenses available to such Indemnified Person that are different from or in addition to those available to the indemnifying party, then the Indemnified Person is entitled to assume such defense and may retain its own counsel, with the fees and expenses to be paid by the indemnifying party. The Company will pay for only one separate legal counsel for the Investors collectively, and such legal counsel will be selected by the Investors holding a majority in interest of the Registrable Securities. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action does not relieve an indemnifying party of any liability to an Indemnified Person under this Article 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Article 6 will be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                                  ARTICLE VII
                                 CONTRIBUTION

     To the extent that any indemnification provided for herein is prohibited or limited by law, the indemnifying party will make the maximum contribution with respect to any amounts for which it would otherwise be liable under Article 6 to the fullest extent permitted by law. However, (a) no contribution will be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Article 6, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (c) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities will be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.


                                 ARTICLE VIII
                            EXCHANGE ACT REPORTING

     In order to make available to the Investors the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, the Company will use it commercially reasonable efforts to:

          (a) File with the SEC in a timely manner, and make and keep available, all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein limits the Company's obligations under Section 4.3 of the Purchase Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

          (b) Furnish to each Investor, so long as such Investor holds Registrable Securities, promptly upon the Investor's request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

                                  ARTICLE IX
                       ASSIGNMENT OF REGISTRATION RIGHTS

     The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, will be automatically assigned by the Investors to transferees or assignees of all or any portion of the Registrable Securities, but only if (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (c) after such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (e) such transfer is made in accordance with the applicable requirements of the Purchase Agreement, and (f) the transferee is an "accredited investor" as that term is defined in Rule 501 of Regulation D.


                                   ARTICLE X
                       AMENDMENT OF REGISTRATION RIGHTS

     This Agreement may be amended and the obligations hereunder may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and of the Investors who then hold a majority in interest of the Registrable Securities (but not including any Investor who is not affected by such amendment or waiver). Any amendment or waiver effected in accordance with this Article X is binding upon each Investor and the Company. Notwithstanding the foregoing, no amendment or waiver will retroactively affect any Investor without its consent, or will prospectively adversely affect any Investor who no longer owns any Registrable Securities without its consent. Neither Article VI nor Article VII hereof may be amended or waived in a manner adverse to an Investor without its consent.


                                  ARTICLE XI
                                 MISCELLANEOUS

     11.1 Conflicting Instructions.  A person or entity is deemed to be a holder
          ------------------------
of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company will act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     11.2 Notices.  Any notices required or permitted to be given under the
          -------
terms of this Agreement will be given as set forth in the Purchase Agreement.

     11.3 Waiver.  Failure of any party to exercise any right or remedy under
          ------
this Agreement or otherwise, or delay by a party in exercising such right or remedy, does not operate as a waiver thereof.

     11.4  Governing Law.  This Agreement will be governed by and interpreted in
           -------------
accordance with the laws of the State of California without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of California with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

     11.5  Severability.  If any provision of this Agreement is invalid or
           ------------
unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

     11.6  Entire Agreement.  This Agreement and the Purchase Agreement,
           ----------------
(including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     11.7  Successors and Assigns.  Subject to the requirements of Article 9
           ----------------------
hereof, this Agreement inures to the benefit of and is binding upon the successors and assigns of each of the parties hereto.

     11.8  Use of Pronouns.  All pronouns refer to the masculine, feminine or
           ---------------
neuter, singular or plural, as the context may require.

     11.9  Headings.  The headings of this Agreement are for convenience of
           --------
reference only, are not part of this Agreement and do not affect its interpretation.

     11.10 Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which is deemed an original but all of which constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission, and facsimile signatures are binding on the parties hereto. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed pages to be physically delivered to the other party within 5 business days of the execution hereof.

     11.11 Further Assurances.  Each party will do and perform, or cause to be
           ------------------
done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     11.12 Consents.  All consents and other determinations to be made by the
           --------
Investors pursuant to this Agreement will be made by the Initial Investors or the Investors holding a majority in interest of the Registrable Securities.

     11.13 No Strict Construction.  The language used in this Agreement is
           ----------------------
deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Agreement to be duly executed as of the date first above written.

                                        COMPANY:

                                        GREATER BAY BANCORP.


                                        By: /s/ Steven C. Smith
                                           -------------------------------------
                                            Name:  Steven C. Smith
                                            Title: Chief Financial Officer


[Signatures continued on next page]

                               INVESTOR: Morris Living Trust


                               By:       /s/ Mervin G. Morris
                                         --------------------------------
                               Name:     Mervin G. Morris
                               Its:      Trustee


                               INVESTOR: Endicott Partners, L.P.


                               By:       /s/ Wayne Goldstein
                                         -----------------------------
                               Name:     Wayne Goldstein
                               Its:      Managing Member W.A. Endicott, LLC the
                                         General Partner for Endicott
                                         Partnership


                               INVESTOR: Lauer & Co.


                               By:       /s/ Stephen R. Starr
                                         -----------------------------
                               Name:     Stephen R. Starr
                               Its:      Partner


                               INVESTOR: Michael R. Conners


                               By:       /s/ Michael R. Conners
                                         -----------------------------
                               Name:     Michael R. Conners
                               Its:      Senior Trader


                               INVESTOR: Prism Partners I, L.P.


                               By:       /s/ Jerald M. Weintraub
                                         -----------------------------
                               Name:     Jerald M. Weintraub
                               Its:      Managing General Partner

                               INVESTOR: Prism Partners Offshore Fund


                               By:       /s/ Jerald M. Weintraub
                                         -----------------------------
                               Name:     Jerald M. Weintraub
                               Its:      Managing General Partner


                               INVESTOR: Prism Partners II Offshore Fund


                               By:       /s/ Jerald M. Weintraub
                                         -----------------------------
                               Name:     Jerald M. Weintraub
                               Its:      Managing General Partner


                               INVESTOR: Avant Garde Investment Limited
                                  By:     Miller & Jacobs Capital, LLC


                               By:       /s/ Jeffrey A. Miller
                                         -----------------------------
                               Name:     Jeffrey A. Miller
                               Its:      Managing Member of Investment Manager


                               INVESTOR: Arcadia Fund I, LP
                                  By:    Arcadia Fund I GP, LP


                               By:       /s/ Jeffrey A. Miller
                                         -----------------------------
                               Name:     Jeffrey A. Miller
                               Its:      Managing Member of General Partner


                               INVESTOR: Port Felter


                               By:       /s/ Andrew Seigal
                                         -----------------------------
                               Name:     Andrew Seigal
                               Its:      President

                               INVESTOR: Banc Fund III, L.P.

                                 By:       MidBanc III, L.P.
                                           an Illinois limited partnership,
                                           Its General Partner
                                 By:       ChiCorp Management III, Inc.
                                           an Illinois corporation,
                                           Its General Partner
                                 By:       The Banc Funds Company, L.L.C.
                                           an Illinois limited liability
                                           company,
                                           Its Owner


                               By:       /s/ Charles J. Moore,
                                         --------------------------------
                               Name:     Charles J. Moore
                               Its:      Member


                               INVESTOR: Banc Fund III Trust

                                 By:       The Banc Funds Company L.L.C.
                                           an Illinois limited liability
                                           company,
                                           As Manager

                               By:       /s/ Charles J. Moore
                                         --------------------------------
                               Name:     Charles J. Moore
                               Its:      Member


                               INVESTOR: Banc Fund IV, L.P.

                                 By:       MidBanc IV, L.P.
                                           an Illinois limited partnership,
                                           Its General Partner
                                 By:       ChiCorp Management IV, Inc.
                                           an Illinois corporation,
                                           Its General Partner
                                 By:       The Banc Funds Company, L.L.C.
                                           an Illinois limited liability
                                           company,
                                           Its Owner


                               By:       /s/ Charles J. Moore
                                         --------------------------------
                               Name:     Charles J. Moore
                               Its:      Member

                               INVESTOR: Banc Fund IV Trust

                                 By:       The Banc Funds Company L.L.C.
                                           an Illinois limited liability
                                           company,
                                           As Manager


                               By:       /s/ Charles J. Moore
                                         --------------------------------
                               Name:     Charles J. Moore
                               Its:      Member


                               INVESTOR: Banc Fund V, L.P.

                                 By: MidBanc V, L.P. an Illinois limited partnership,
                                           Its General Partner
                                 By:       The Banc Funds Company, L.L.C.
                                           an Illinois limited liability
                                           company, Its General Partner


                               By:       /s/ Charles J. Moore
                                         --------------------------------
                               Name:     Charles J. Moore
                               Its:      Member


                               INVESTOR:  Lawrence Partners


                               By:       /s/ Lawrence Partners
                                         --------------------------------
                               Name:     Lawrence Garshofsky
                               Its:      Manager


                               INVESTOR:  Value Realization Fund, L.P.


                               By:       /s/ Lawrence Garshofsky
                                         --------------------------------
                               Name:     Lawrence Garshofsky
                               Its:      Manager

                               INVESTOR: Lawrence Offshore Partners, LLC


                               By:       /s/ Lawrence Garshofsky
                                         --------------------------------
                               Name:     Lawrence Garshofsky
                               Its:      Manager


                               INVESTOR: Sandler O'Neill Asset Management, LLC


                               By:       /s/ Terry Maltese
                                         --------------------------------
                               Name:     Terry Maltese
                               Its:      President


                               INVESTOR: Jennifer A. Weiss
                                         SuNova Capital, LP


                               By:       /s/ Jennifer A. Weiss
                                         --------------------------------
                               Name:     Jennifer A. Weiss
                               Title:    Member of SuNova Holdings, LLC


                               INVESTOR: NorthHaven Partners II, L.P.


                               By:       /s/ Paul Burks
                                         --------------------------------
                               Name:     Paul Burks
                               Its:      Member of General Partner


                               INVESTOR: NorthHaven Partners III, L.P.


                               By:       /s /Paul Burks
                                         --------------------------------
                               Name:     Paul Burks
                               Its:      Member of General Partner

                               INVESTOR: NorthHaven Partners, L.P.


                               By:       /s/ Paul Burks
                                         --------------------------------
                               Name:     Paul Burks
                               Its:      Member of General Partner


                               INVESTOR: Philip Timyan


                               By:       /s/ Philip Timyan
                                         --------------------------------
                               Name:     Philip Timyan
                               Its:      Principal


                               INVESTOR: Riggs Partners, LLC


                               By:       /s/ Philip Timyan
                                         --------------------------------
                               Name:     Philip Timyan
                               Its:      Managing Member


                               INVESTOR: Brinson Partners, Inc. as
                                         investment adviser of Wheaton
                                         Franciscan Services, Inc.


                               By:       /s/ Benjamin F. Lenhardt, Jr.
                                         --------------------------------
                               Name:     Benjamin F. Lenhardt, Jr.
                                         Chief Executive Officer

                               By:       /s/ Mark F. Kemper
                                         --------------------------------
                               Name:     Mark F. Kemper
                               Its:      Secretary


                               INVESTOR: Brinson Partners, Inc. as investment
                                         adviser of the Teachers' Retirement
                                         System of the State of Illinois Post
                                         Venture Fund


                               By:       /s/ Benjamin F. Lenhardt, Jr.
                                         --------------------------------
                               Name:     Benjamin F. Lenhardt, Jr.
                               Its:      Chief Executive Office

                               By:       /s/ Mark F. Kemper
                                         --------------------------------
                               Name:     Mark F. Kemper
                               Its:      Secretary

                               INVESTOR: Brinson Partners, Inc. as investment
                                         adviser of Brinson Relationship
                                         Funds - Post Venture Fund


                               By:       /s/ Benjamin F. Lenhardt, Jr.
                                         --------------------------------
                               Name:     Benjamin F. Lenhardt, Jr.
                               Its:      Chief Executive Office

                               By:       /s/ Mark F. Kemper
                                         --------------------------------
                               Name:     Mark F. Kemper
                               Its:      Secretary


                               INVESTOR: Brinson Partners, Inc. as
                                         investment adviser of Honeywell
                                         Master Trust Fund Market Venture


                               By:       /s/ Benjamin F. Lenhardt, Jr.
                                         --------------------------------
                               Name:     Benjamin F. Lenhardt, Jr.
                                         Chief Executive Officer

                               By:       /s/ Mark F. Kemper
                                         --------------------------------
                               Name:     Mark F. Kemper
                               Its:      Secretary


                               INVESTOR: Brinson Partners, Inc. as investment
                                         adviser of Hydro-Quebec Pension Plan


                               By:       /s/ Benjamin F. Lenhardt, Jr.
                                         --------------------------------
                               Name:     Benjamin F. Lenhardt, Jr.
                               Its:      Chief Executive Office

                               By:       /s/ Mark F. Kemper
                                         --------------------------------
                               Name:     Mark F. Kemper
                               Its:      Secretary